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                               FINANCING AGREEMENT


                          DATED AS OF NOVEMBER 16, 1994




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                                TABLE OF CONTENTS

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

                                                                                             Page No.
                                                                                             -------

SECTION 1 - AUTHORIZATION, PURCHASE AND SALE
         OF THE NOTES AND WARRANTS                                                                1

1.1      Authorization                                                                            1
1.2      Sale and Purchase of the Notes and Warrants                                              1
1.3      Certain Defined Terms                                                                    2

SECTION 2 - CLOSINGS, PAYMENT AND DELIVERY                                                        2

2.1      Closing Dates and Place of Closings                                                      2
2.2      Payment and Delivery                                                                     3
2.3      Termination by the Purchaser                                                             3

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF
         THE COMPANY                                                                              3

3.1      Organization and Standing; Articles and Bylaws                                           3
3.2      Corporate Power                                                                          3
3.3      Subsidiaries                                                                             3
3.4      Capitalization                                                                           4
3.5      Authorization                                                                            4
3.6      Contracts                                                                                5
3.7      Financial Information                                                                    6
3.8      Absence of Undisclosed Liabilities                                                       6
3.9      Absence of Certain Changes                                                               6
3.10     Taxes                                                                                    7
3.11     Transactions with Related Parties                                                        7
3.12     Litigation                                                                               7
3.13     Consents                                                                                 7
3.14     Title to Properties; Liens and Encumbrances                                              7
3.15     Leases                                                                                   8
3.16     Franchises, Licenses, Trademarks, Patents and Other Rights                               8
3.17     Issuance Taxes                                                                           9
3.18     Offering                                                                                 9
3.19     Compliance with Other Instruments                                                        9
3.20     Employees                                                                                9

3.21     Business of the Company                                                                 10
3.22     Use of Proceeds                                                                         10
3.23     Applicability of, and Compliance with, Other Laws                                       11
3.24     Disclosure                                                                              12
3.25     Warranties and Representations at Closing                                               12

SECTION 4 - REPRESENTATIONS AND WARRANTIES OF
         PURCHASER                                                                               12

4.1      Experience                                                                              12
4.2      Investment                                                                              12
4.3      Rule 144                                                                                12
4.4      Access to Data                                                                          12
4.5      Accredited Investor                                                                     13

SECTION 5 - CONDITIONS TO CLOSING OF PURCHASER                                                   13

5.1      Representations and Warranties Correct                                                  13
5.2      Performance                                                                             13
5.3      Compliance and Secretary's Certificates                                                 13
5.4      Opinion of Company Counsel                                                              13
5.5      Legal Investment                                                                        13
5.6      Qualifications                                                                          13
5.7      Proceedings and Documents                                                               13
5.8      Collateral Assignment and Security Agreement                                            14
5.9      Good Standing Certificates                                                              14
5.10     Tax Matters                                                                             14
5.11     Insurance Certificates and Policies                                                     14
5.12     Application Fee                                                                         14
5.13     Non-Competition and Proprietary Information Agreements                                  14
5.14     Life Insurance                                                                          14
5.15     No Environmental Matters Pending                                                        15
5.16     Statement on Use of Proceeds                                                            15
5.17     Payment of Obligations                                                                  15
5.18     Officers' Agreement                                                                     15

SECTION 6 - CONDITIONS TO CLOSING OF COMPANY                                                     15

6.1      Representations                                                                         15
6.2      Legal Investment                                                                        15

SECTION 7 - COVENANTS OF THE COMPANY                                                             15

7.1      Basic Financial Information                                                             15
7.2      Additional Information and Rights                                                       17
7.3      Prompt Payment of Taxes, etc.                                                           18
7.4      Maintenance of Properties and Leases                                                    18
7.5      Insurance                                                                               18
7.6      Key Person Life Insurance                                                               19
7.7      Accounts and Records                                                                    19
7.8      Compliance with Requirements of Governmental Authorities                                19
7.9      Maintenance of Corporate Existence, etc.                                                19
7.10     Sale/Purchase of Assets; Merger                                                         20
7.11     Availability of Stock for Exercise                                                      20
7.12     Confidentiality and Non-Competition Agreements                                          21
7.13     Use of Proceeds                                                                         21
7.14     Transactions with Affiliates                                                            21
7.15     Compliance by Subsidiaries                                                              21
7.16     Maintenance of Connecticut Presence                                                     21
7.17     Connecticut Employment                                                                  22
7.18     Equal Opportunity                                                                       22
7.19     Certain Distributions/Payments                                                          23
7.20     Employee Stock Purchases                                                                23

SECTION 8 -EVENTS OF DEFAULT                                                                     24

8.1      Events of Default                                                                       24
8.2      Annulment of Acceleration of Notes                                                      26
8.3      Notice                                                                                  26
8.4      Other Remedies                                                                          27

SECTION 9 - RIGHT TO PUT SHARES                                                                  27

9.1      Right to Put                                                                            27
9.2      Method of Exercise                                                                      27
9.3      Time of Exercise                                                                        27
9.4      Put Closing                                                                             27

SECTION 10 - RIGHT TO CALL SHARES                                                                28

10.1     Right to Call                                                                           28
10.2     Method of Exercise                                                                      28

10.3     Time of Exercise                                                                        28
10.4     Call Closing                                                                            28

SECTION 11 -DEFINITIONS                                                                          28

SECTION 12 - REGISTRATION RIGHTS                                                                 32

12.1     Certain Definitions                                                                     32
12.2     Requested Registration                                                                  33
12.3     Company Registration                                                                    35
12.4     Registration Rights                                                                     36
12.5     Expenses of Registration                                                                36
12.6     Registration Procedures                                                                 36
12.7     Indemnification                                                                         37
12.8     Information by Holder                                                                   38
12.9     Rule 144 Reporting                                                                      38

SECTION 13- MISCELLANEOUS                                                                        39

13.1     Governing Law                                                                           39
13.3     Survival                                                                                39
13.3     Successors and Assigns                                                                  39
13.4     Entire Agreement; Amendment                                                             39
13.5     Notices, etc.                                                                           39
13.6     Delays or Omissions                                                                     40
13.7     Separability                                                                            40
13.8     Agent's Fees and Services                                                               40
13.9     Legal Fees and Expenses                                                                 40
13.10    Trial by Jury                                                                           41
13.11    Waiver                                                                                  41
13.12    Titles and Subtitles                                                                    41
13.13    Counterparts                                                                            41

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                                      iv

                             SCHEDULES AND EXHIBITS


Schedule I   - Schedule of Purchasers

Schedule II  - Schedule of  Exceptions/Disclosures

Exhibit A    - Form of Note

Exhibit B    - Form of Compliance Certificate

Exhibit C    - Form of Secretary's Certificate

Exhibits D1
and D2       - Forms of Opinion of Counsel to Company

Exhibit E    - Form of Collateral Assignment

Exhibit F    - Form of Security Agreement

Exhibit G    - Form of Officers' Agreement

Exhibit H    - Form of Notice of Put

Exhibit I    - Form of Notice of Call

                               FINANCING AGREEMENT


         THIS FINANCING AGREEMENT (this "Agreement") is made and entered into as of the 16th day of November, 1994, by and between BIOS Laboratories, Inc. (the "Company"), a Delaware corporation, and the party listed on Schedule I hereto (the "Schedule of Purchasers"). The party listed on the Schedule of Purchasers is hereinafter referred to as the "Purchaser."

         WHEREAS, the Company has requested that the Purchaser lend the Company the sum of up to Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Loan"); and

         WHEREAS, the Purchaser has approved the lending of such sum upon the terms and conditions hereinafter set forth in order to stimulate and encourage the growth and development of the economy of the State of Connecticut and to promote technology-based development in the State of Connecticut;

         WHEREAS, the Company owes arrearages of interest to the Purchaser in the amount of $53,125.02, half of which shall be paid at the closing of the Loan and half of which shall be embodied in the promissory note evidencing the Loan;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company and the Purchaser hereby agree as follows:


SECTION 1:  AUTHORIZATION, PURCHASE AND SALE OF THE NOTE.

         1.1 AUTHORIZATION. The Company has, or before the Closing (as defined in Section 2.1 hereof) will have, authorized the issuance and sale of the Senior Convertible Note in the principal amount of $276,562.51 due three (3) years from the date of issuance thereof (the "Note"), substantially in the form set forth in Exhibit A hereto.

         1.2  SALE AND PURCHASE OF THE NOTE.

                  (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company at the Closing, a Note in the aggregate principal amount of $276,562.51 against payment by the Purchaser to the Company of the amount of $150,000.00 representing the initial advance by the Purchaser under the Loan (the "Initial Advance"). Arrearages of interest in the amount of $26,562.51 shall be deemed advanced by the Purchaser for purposes of the Note.

                  (b) Following the Closing and subject to the terms and conditions set forth in this Section 1.2(b), the Purchaser shall make one additional advance to the Company in the amount of $100,000.00 (the "Second Advance"); provided, however, that in no event shall the Purchaser be obligated to make the Second Advance after June 30, 1995. The Purchaser shall not be obligated to make the Second Advance unless and until the following conditions have been satisfied:

                           (i) As of the date of the Second Advance, the representations and warranties made herein shall be true and correct and there shall be no Event of Default under this Agreement nor any event that with the passage of time or the giving of notice or both would ripen into an Event of Default;

                           (ii) There shall have been no material adverse change in the financial condition or business operations of the Company since, as applicable, the date of the last financial statements or other financial reports delivered to the Purchaser on or prior to the Closing Date;

                           (iii) The Company shall have prepared a marketing plan satisfactory to the Purchaser and shall have employed an individual satisfactory to the Purchaser to implement such marketing plan;

                           (iv) The Company shall have obtained additional financing in the amount of at least $150,000.00 on terms deemed satisfactory to the Purchaser;

                           (v) Dr. Gualberto Ruano shall have entered into a non-competition agreement with the Company satisfactory in form and substance to the Purchaser;

                           (vi) The Company shall have paid in full all of the Company's outstanding obligations due and owing to the Purchaser and to the State of Connecticut acting by and through the Department of Economic Development (the "DED"); and

                           (vii)    The Purchaser shall have received a
                  certificate signed by an officer of the Company representing that the conditions set forth in clause (i) and (ii) hereof have been satisfied.

                  (c) The Company and the Purchaser, having adverse interests and as a result of arm's length bargaining, agree that the Purchaser has not rendered or agreed to render any services to the Company in connection with this Agreement or the issuance of the Note.

         1.3 CERTAIN DEFINED TERMS. Certain capitalized terms used in this Agreement shall have the respective meanings ascribed to them in Section 11 hereof.

SECTION 2:  CLOSINGS, PAYMENT AND DELIVERY

         2.1 CLOSING DATES AND PLACE OF CLOSINGS. The closing (the "Closing") of the purchase and sale of the Note hereunder in the amount set forth in Section
1.2 hereof shall be held on such date (the "Closing Date") that the Company fulfills the conditions of closing set forth in Section 5 hereof, as shall have been agreed to by the Company and the Purchaser. The place of the Closing (including the place of delivery to the Purchaser by the Company of the Note and the place of payment to the Company by the Purchaser of the purchase price therefor) shall be at the offices of Shipman & Goodwin, One American Row, Hartford, Connecticut, or such other place as shall have been agreed to by the Company and the Purchaser.

         2.2 PAYMENT AND DELIVERY. At the Closing, the Purchaser will pay to the Company, in cash, by check or wire transfer (or any combination thereof), the amount of the Initial Advance, and the Company will deliver to the Purchaser a
Note in the principal amount of $276,562.51.

         2.3 TERMINATION BY THE PURCHASER. Notwithstanding any other provision hereof, if the conditions of the Closing set forth in Section 5 hereof are not fulfilled prior to November 30, 1994, the Purchaser may in its absolute discretion at any time thereafter terminate its obligation hereunder and shall have no further responsibilities hereunder.

SECTION 3:  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as expressly set forth (with reference to a subsection in this Section 3) on Schedule II (the "Schedule of Exceptions/Disclosures") with a specific reference to a subsection of this Section 3, the Company hereby represents and warrants to the Purchaser as follows:

         3.1 ORGANIZATION AND STANDING; ARTICLES AND BYLAWS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power to own the properties owned by it and to conduct the business as it is being conducted by it and as contemplated by the presentation material (the "Plan") prepared by the Company and delivered to the Purchaser. The Company is duly qualified and registered to do business in and is in good standing in every state in which the property owned by it and/or the nature of its activities requires that it be so qualified and registered.

         The Company has furnished the Purchaser and special counsel for the Purchaser with true, correct and complete copies of the Company's Certificate of Incorporation and Bylaws, and all amendments thereto through and including the Closing Date and copies of the minutes of all Board of Directors, Committees of the Board, and shareholder meetings of the Company since March 1, 1994.

         3.2 CORPORATE POWER. The Company has all requisite corporate power to enter into this Agreement and the other Financing Documents and will have on the Closing Date all requisite corporate power to sell the Note and to carry out and perform its obligations under the terms of this Agreement and the other Financing Documents.

         3.3 SUBSIDIARIES. The Company has no subsidiaries and does not own of record or beneficially any capital stock or equity interest or investment in any other corporation, partnership, association or business entity, or if the Company has any subsidiary or subsidiaries, each subsidiary is listed on the Schedule of Exceptions/Disclosures and each of the representations and warranties set forth in this Section 3 is also made by the Company with respect to each such subsidiary as if such subsidiary were the "Company" and the Schedule of Exceptions/Disclosures shall apply to each such subsidiary in the same manner as if such subsidiary were the "Company."

         3.4 CAPITALIZATION. The Schedule of Exceptions/Disclosures contains a true and correct list of all securities of the Company (including the amounts thereof) outstanding immediately prior to the Closing, and the holders of any interest in such securities. Immediately prior to the Closing, the Company's authorized capital stock will consist of 750,000 shares of Common Stock, of $.001 par value each, of which 199,660 shares will be issued and outstanding on the Closing Date. Upon consummation of the Closing, all issued and outstanding shares of capital stock of the Company will have been duly authorized and validly issued, will be fully paid and nonassessable, will be owned of record and beneficially by the shareholders and in the amounts set forth in the Schedule of Exceptions/Disclosures and will have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. Except as set forth in the Schedule of Exceptions/Disclosures, there are no outstanding preemptive or other preferential rights, conversion rights or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock. No holder of Common Stock has granted any option or other right to purchase from such shareholder any interest in any share of Common Stock. The Company holds 12,600 shares of its capital stock in its treasury.

         3.5 AUTHORIZATION. All action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, and the other Financing Documents and for the consummation of the transactions contemplated herein and therein, and for the authorization, issuance and delivery of the Note and of the Conversion Shares has been taken or will be taken prior to the Closing. This Agreement and the other Financing Documents are each a valid and binding obligation of the Company, enforceable in accordance with their respective terms. Except as set forth on the Schedule of Exceptions/Disclosures, the execution and delivery by the Company of this Agreement and the other Financing Documents and compliance herewith and therewith, and the issuance and sale of the Note and the Conversion Shares will not with or without notice or the passage of time or both result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of, any state or federal law to which the Company is subject, the Company's Certificate of Incorporation or Bylaws, as amended, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it or any of its property is bound, or may be affected, or (except as provided in the Financing Documents) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term or give to any other person or entity the right to accelerate the time for performance of any obligation of the Company. No shareholder has any preemptive rights or rights of first refusal by reason of or in connection with the issuance of the Note. The Conversion Shares have been duly and validly reserved by action of the Board of Directors (and are in addition to any other shares reserved for any other purpose) and are not subject to any preemptive rights or rights of first refusal, and, upon such issuance, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances.

         3.6  CONTRACTS.

                  (a) The Schedule of Exceptions/ Disclosures sets forth a true and correct list of all material contracts, obligations, commitments, agreements, plans and the like ("Contracts"), whether written or oral, and all administrative, judicial and similar orders to which the Company is a party or by which it or any of its properties are bound, or affected, including, without limitation, the following:

                           (i)      any employment, bonus or consulting
                  agreement, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plan, or agreement evidencing rights to purchase, phantom stock or similar plan, or agreement among shareholders of the Company;

                           (ii) any loan or other agreement, note, indenture or instrument relating to, or evidencing, indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any property of the Company or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other party;

                           (iii) any agreement with any dealer, sales representative, broker or other distributor, jobber, advertiser or sales agency;

                           (iv) any agreement with any labor union or collective bargaining organization or any other labor agreement;

                           (v) any contract for the furnishing , purchase or lease of machinery, equipment, goods or services (including, without limitation, any agreement with processors and subcontractors) involving more than $10,000;

                           (vi) any indenture, agreement or other document (including private placement brochures) relating to the future sale or repurchase of securities;

                           (vii)    any agreement to register under the
                  Securities Act of 1933, as amended (the "Securities Act"), any of the securities of the Company;

                           (viii) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses;

                           (ix) any agreement (other than distributorship agreements or similar agreements providing for the distribution of Company products with dealers, distributors and sales representatives of the Company) limiting the freedom of the Company to compete in any line of business or in any geographic area or with any party; and

                           (x) any agreement providing for disposition of any line of business, assets or securities of the Company, or any agreement with respect to the acquisition of any line of business, assets or shares of any other business, any agreement of merger or consolidation or letter of intent with respect to any of the foregoing.

                  (b) A copy of each of the Contracts has been delivered to the Purchaser and a summary of each oral agreement is listed in the Schedule of Exceptions/Disclosures. The Company has complied with all material provisions of each such Contract. No event has occurred and no condition exists which with notice or the passage of time or both would constitute a default under any such Contract. To the Company's knowledge, no party to any such Contract has threatened to terminate or has any intentions of terminating its obligations thereunder.

         3.7 FINANCIAL INFORMATION. Copies of the Company's balance sheet dated September 30, 1994 (the "Balance Sheet"), and the related statements of operations and cash flows for the period from July 1, 1994 through September 30, 1994 (collectively, the "Financial Statements") have been delivered to the Purchaser, present fairly the financial position of the Company as of such date, have been prepared in accordance with generally accepted accounting principles, consistently applied, and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon in accordance with generally accepted accounting principles as of the date thereof.

         3.8 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have, and does not know of, any liabilities (fixed or contingent, including without limitation any tax liabilities due or to become due), which, either individually or in the aggregate, are material and not disclosed on the Balance Sheet.

         3.9 ABSENCE OF CERTAIN CHANGES. Since the date of the Balance Sheet, there has not been:

                  (a) any change in the condition, assets, liabilities, prospects or business of the Company from that shown on the Balance Sheet or other Financial Statements or as described in or contemplated by the Plan which, either individually or in the aggregate, has been or is reasonably likely to be materially adverse;

                  (b) any damage to, or destruction or loss of, any of the properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the business or plans of the Company or the Technology;

                  (c) any declaration, setting aside or payment of any dividend or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock (or any warrant, option or other right with respect to such stock) by the Company or any repayment of Company debt held by any Related Party or by any Affiliate;

                  (d) any organizational activity, collective bargaining activity, labor disputes or labor trouble; or

                  (e) any event or condition of any character, which, either individually or in the aggregate, materially adversely affects the business, operations or plans of the Company.

         3.10 TAXES. The Company has filed or will file within the time prescribed by law (including extensions of time approved by any appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service or with the State of Connecticut, and (except to the extent that the failure to file would not have a material adverse effect on the condition or operations of the Company) with all other jurisdictions where such filing is required by law; and the Company has paid all taxes, interest, penalties, assessments or deficiencies due in connection therewith.

         3.11 TRANSACTIONS WITH RELATED PARTIES. There is no loan, lease or other continuing transaction between the Company and any Related Party or any Affiliate.

         3.12 LITIGATION. Except as set forth on the Schedule of Exceptions/Disclosures, there is neither pending nor threatened any action, suit, proceeding or claim, whether or not purportedly on behalf of the Company, to which the Company or any key employee of the Company is or may be named as a party or to which the Company's or any such person's property is or may be subject. To the best of the Company's knowledge and belief, there is no basis for any such action, suit, proceeding or claim, in which an unfavorable outcome, ruling or finding in any such matter or for more than one of such matters, taken together, might have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company or on the Technology. The Company has no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief which if granted would have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company.

         3.13 CONSENTS. Except as set forth on the Schedules of Exceptions/Disclosures, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company, including qualification under applicable state securities laws of the offer and sale of the Note or of the issuance of the Conversion Shares is required in connection with the valid execution and delivery of this Agreement, or the other

Financing Documents, the offer, sale or issuance of the Note, the conversion of the Note or the issuance of the Conversion Shares upon such conversion or the consummation of any other transaction contemplated on the Closing Date or by this Agreement.

         3.14 TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. Except as set forth on the Schedules of Exceptions/Disclosures, the Company has good and marketable title to all of its properties and assets, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges.

         3.15 LEASES. Set forth in the Schedule of Exceptions/Disclosures is a correct and complete list of all leases (including, with respect to each lease, the material provisions of such lease, including the term, the amount of rent called for and a description of the leased property) under which the Company is a lessee other than leases of personal property requiring rental payments of less than $10,000 per year. The Company enjoys peaceful and undisturbed possession under all such leases, all of such leases are valid and subsisting and none of them are in default in any respect, and no event has occurred and no condition exists which with notice or the passage of time or both would constitute such a default.

         3.16  FRANCHISES, LICENSES, TRADEMARKS, PATENTS AND OTHER RIGHTS.

                  (a) All (i) franchises, permits, licenses and other similar authority, (ii) patents, patent applications, patent rights, service marks, trademarks, trademark applications, trademark rights, trade names, trade name rights and copyrights (whether registered or not), and (iii) know-how, technology and trade secrets, which, in any case, are owned, possessed or used by any Related Party or which any Related Party has the right to own, possess or use, and which in any way are or may be usable now or in the future for the conduct of the Company's business as now conducted or as planned to be conducted, have been duly and validly transferred in full to the Company. The documents and instruments evidencing such transfer are listed in the Schedule of Exceptions/Disclosures, and a copy thereof has been delivered to special counsel for the Purchaser.

                  (b) The Company has all franchises, permits, licenses and other similar authority, necessary for the conduct of its business as now being conducted by it and believes it can obtain any similar authority necessary for the conduct of its business as planned to be conducted, and it is not in violation, nor will the transactions contemplated by this Agreement cause a violation of the terms or provisions of any such franchise, permit, license or other similar authority.

                  (c) The Schedule of Exceptions/Disclosures lists all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) owned or possessed by the Company, (collectively, the "Listed Rights"). The Listed Rights constitute all the patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) necessary to the conduct of the Company's business as now being conducted, and the Company believes that it can obtain any such rights necessary for the conduct of its business as planned to be conducted. The Company has and possesses the know-how, technology and trade secrets not included in the Listed Rights (such know-how, technology and trade secrets being collectively called the "Intellectual Property") which it believes to be necessary (i) to conduct the Company's business as now being conducted and (ii) with additional know-how, technology and trade secrets which the Company plans to develop, for the conduct of its business as planned to be conducted. (The Listed Rights and the Intellectual Property collectively constitute the "Technology"). There is neither pending, nor, to the best of the Company's knowledge and belief, threatened, any claim or litigation against the Company contesting the validity or right to use any of the Listed Rights or any of the Intellectual Property, nor is the Company aware of any basis therefor, and the Company has received no notice of infringement upon or conflict with any asserted right of others. To the best of the Company's knowledge and belief, no person, corporation or other entity is infringing or violating the Listed Rights or any of the Intellectual Property. Except as set forth on the Schedules of Exceptions/Disclosures, the Company does not have any obligation to compensate others for the use of any Listed Right or any Intellectual Property, nor has the Company granted any license or other right to use, in any manner, any of the Listed Rights or Intellectual Property, whether or not requiring the payment of royalties.

         3.17 ISSUANCE TAXES. All taxes imposed by any state in connection with the issuance, sale and delivery of the Note shall have been fully paid, and all laws imposing such taxes shall have been fully complied with, prior to the Closing Date.

         3.18 OFFERING. Within the past six (6) months, the Company has not, either directly or through any agent, offered the Note or any security or securities similar to the Note for sale to, or solicited any offers to buy the Note or any part thereof or any such similar security or securities from, or otherwise approached or negotiated in respect thereof with, any party or parties other than the Purchaser or institutional or other sophisticated investors, each of which was offered all or a portion of the Note at private sale for investment.

                  Subject in part to the truth and accuracy of the Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Note and Conversion Shares to the Purchaser as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         3.19 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any term of its Certificate of Incorporation or Bylaws, as amended. Neither the Company nor any of its property is in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company or any of such property is subject.

         3.20  EMPLOYEES.

                  (a) No employee of the Company and no Related Party is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement with any prior employer or any other person, corporation, or other entity or any restrictive covenant in such an agreement, or any obligation imposed by common law or otherwise, relating to the right of any such employee or Related Party to be employed by the Company or companies similarly situated because of the nature of the business conducted or to be conducted by the Company or companies similarly situated or relating to the use of trade secrets or proprietary information of others, and the continued employment of the Company's employees and/or Related parties does not subject the Company or the Purchaser to any liability for any such violation.

                  (b) Each of the Company's present or former employees who has had access to proprietary information of the Company has executed a confidentiality and non-disclosure agreement. To the best of the Company's knowledge and belief, no employee or former employee of the Company is, or is now expected to be, in violation of the terms of the aforesaid agreement or of any other obligation relating to the use of confidential or proprietary information of the Company. Each of such confidentiality and non-disclosure agreements is in full force and effect.

                  (c) To the best of the Company's knowledge, no officer or key employee of the Company has any present intent of terminating his or her employment with the Company.

                  (d) The Schedule of Exceptions/Disclosures contains a List of Key Employees of the Company.

         3.21 BUSINESS OF THE COMPANY. The Company has no knowledge or belief that (i) there is pending or threatened any claim or litigation against or affecting the Company contesting its right to manufacture, sell or use any product or service presently manufactured, sold or used or planned to be manufactured, sold or used by the Company in connection with its operations,
(ii) there exists, or there is pending or planned, any statute, rule, law, regulation, standard or code which would materially adversely affect the condition, financial or otherwise, the operations or the prospects of the Company, or (iii) there is any other fact which in the future may materially adversely affect the Company's condition, financial or otherwise, operations or prospects. The Company currently intends to engage in the business of developing, manufacturing and marketing innovative gene analysis products for use in the characterization of genes in normal and diseased states. It also develops and markets molecular diagnostic tools for providers of diagnostic services.

         3.22 USE OF PROCEEDS. The Company is a technology-based company engaged in product innovation. The Company will use the proceeds of the offering for implementing its marketing objectives, operating costs, sales and marketing activities, working capital requirements to be expended for the benefit of operations of the Company at its Connecticut facility and other general corporate purposes. The Company will not use the proceeds of the offering for other purposes, including, but not limited to, the repayment of indebtedness, including trade payables; PROVIDED, HOWEVER, the Company may use the proceeds of the offering for the payment of trade payables incurred in the ordinary course of business after August 15, 1994. The Company is unable to obtain sufficient assistance to undertake the activities for which the proceeds will be used from commercial sources alone.

                  None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the sale of the Note and Conversion Shares) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11. The Company does not own or intend to carry or purchase any "margin security" within the meaning of said Regulation G, including margin securities originally issued by it. None of the proceeds from the sale of the Note and Conversion Shares will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of the Exchange Act.

         3.23  APPLICABILITY OF, AND COMPLIANCE WITH, OTHER LAWS.

                  (a) The Company does not have or make contributions to any pension plans, defined benefit plans or defined contribution plans for its employees which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as set forth on the Schedule of Exceptions/Disclosures. With respect to such plans, if any, listed on the Schedule of Exceptions/Disclosures, the Company is in compliance with the applicable provisions of ERISA. The Company has not incurred any unremedied accumulated funding deficiency within the meaning of ERISA or any unsatisfied liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee pension plan established or maintained by the Company under the jurisdiction of ERISA. No Reportable Event or Prohibited Transaction (as defined in Section 4043 of ERISA) has occurred with respect to any plan administered by the Company.

                  (b) The Company's employment practices and policies are in material compliance with (i) all applicable laws of the United States and each applicable jurisdiction relating to equal employment opportunity, and any rules, regulations, administrative orders and Executive Orders relating thereto; and (ii) the applicable terms, relating to equal opportunity, of any contract, agreement or grant the Company has with, from or relating (by way of subcontract or otherwise) to any other contract, agreement or grant of, any federal or state governmental unit. The Company has not been the subject of any charge of employment discrimination made against it by the United States Equal Employment Opportunity Commission or any other governmental unit, and is not presently subject to any formal or informal proceedings before, or investigations by, such Commission or governmental unit. To the Company's knowledge, neither the Company nor any of its employees nor any Related Parties are presently under investigation by any commission or governmental agency for purposes of security clearance or otherwise.

                  (c) To the best of the Company's knowledge, neither the Company nor any property owned or occupied by the Company is in violation of any Federal or State Environmental Law of any sort or in violation of any Federal or State "OSHA" Law, so-called. The Schedule of Exceptions/Disclosures contains a list of all environmental permits held by the Company.

         3.24 DISCLOSURE. Neither this Agreement, the Schedule of Exceptions/Disclosures, the Balance Sheet, the Financial Statements, the other Financing Documents nor any other written statement furnished to the Purchaser or its counsel in connection with the offer and sale of the Note, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. There is no fact which the Company has not disclosed to the Purchaser in writing that materially adversely affects or, so far as the Company can now foresee, will materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company or the ability of the Company to perform this Agreement and the other Financing Documents. The forecasts, projections, estimates and other forward-looking matters furnished to the Purchaser were prepared on the basis of the Company's best estimates. The Company does not have any reason to believe that any assumptions or statements of opinion contained in such forecasts, projections, estimates or other forward-looking matters are unreasonable or false, and the Company believes that the Purchaser may reasonably rely thereon.

         3.25 WARRANTIES AND REPRESENTATIONS AT CLOSING. All of the foregoing warranties and representations are true, complete and correct as of the date hereof and will be true, complete and correct at the Closing Date as if made at the time thereof and with respect thereto.

SECTION 4:  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants to the Company as follows:

         4.1 EXPERIENCE. It is experienced in evaluating and investing in companies such as the Company.

         4.2 INVESTMENT. It is acquiring the Note and any Conversion Shares which it may acquire for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Note has not been registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

         4.3 RULE 144. It acknowledges that the Conversion Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions (which conditions cannot presently be satisfied).

         4.4 ACCESS TO DATA. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, and it has been furnished with copies of documents which it has requested.

         4.5 ACCREDITED INVESTOR. It is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

SECTION 5:  CONDITIONS TO CLOSING OF PURCHASER

         The obligation of the Purchaser to purchase the Note to be purchased by it at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct in all respects at the Closing as if made at and as of the Closing and with respect thereto, after giving effect to the sale and issuance of the Note at the Closing.

         5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been so performed or complied with in all respects.

         5.3 COMPLIANCE AND SECRETARY'S CERTIFICATES. The Company shall have executed and delivered to the Purchaser a certificate, substantially in the form of Exhibit B to this Agreement, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement and such other matters as the Purchaser may reasonably request, and the Purchaser shall have received a certificate from the Secretary of the Company, substantially in the form of Exhibit C to this Agreement, dated the Closing Date, with respect to the matters therein set forth.

         5.4 OPINION OF COMPANY COUNSEL. The Purchaser shall have received from Robinson & Cole, counsel to the Company, and from Morgan & Finnegan, special counsel to the Company, opinions addressed to it, dated the Closing Date, to the effect and in substantially the forms set forth in Exhibits D1 and D2 hereto.

         5.5 LEGAL INVESTMENT. At the time of the Closing, the purchase of the Note to be purchased by the Purchaser hereunder and of the Conversion Shares shall be legally permitted by all laws and regulations to which it and the Company are subject.

         5.6 QUALIFICATIONS. All authorizations, approvals, consents or permits of any governmental authority , regulatory body or third party that are required in connection with the lawful issuance and sale of the Note pursuant to this Agreement, the conversion of the Note or the issuance of the Conversion Shares upon such exercise shall have been duly obtained and shall be effective on and as of the Closing Date, including, if necessary, permits from applicable state securities authorities, qualifying the offer and sale of the Note.

         5.7 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings taken by the Company in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Purchaser and special counsel for the Purchaser.

         5.8 COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT. The Company shall have duly executed and delivered to the Purchaser a collateral assignment (the "Collateral Assignment") and a security agreement (the "Security Agreement") to the effect and substantially in the forms set forth in Exhibit E and Exhibit F to this Agreement, respectively, and shall have executed such other documents and instruments as may be necessary, including, but not limited to a UCC-1 financing statement, to perfect the security interest of the Purchaser in the collateral specified in the Security Agreement, including the Company's Listed Rights and Intellectual Property.

         5.9 GOOD STANDING CERTIFICATES. The Company shall have delivered to the Purchaser a certificate of recent date from the Secretary of State of the State of Delaware with respect to the Company's and each subsidiary's due incorporation, good standing, legal corporate existence, due authorization to conduct business and the payment of all franchise taxes, and, certificates from the Secretary of State in each jurisdiction in which the Company or any subsidiary is required to be qualified to do business with respect to the Company's or such subsidiary's good standing and due authorization to conduct business therein and payment of all qualification fees.

         5.10 TAX MATTERS. The Company shall have delivered to the Purchaser tax status letters from the Connecticut Department of Revenue Services with respect to the corporation business tax and sales and use tax respecting the Company and each subsidiary.

         5.11 INSURANCE CERTIFICATES AND POLICIES. The Company shall have delivered to the Purchaser a certificate or certificates of insurance establishing the existence of hazard insurance and liability insurance as required by Section 7.5, which insurance shall name the Purchaser as an additional insured as its interest may appear, together with copies of such insurance policies.

         5.12 APPLICATION FEE. The Company shall have paid to the Purchaser an application fee of $1,250.00 and a reservation fee (which will be refunded to the Company at the Closing) of $2,500.00.

         5.13 NON-COMPETITION AND PROPRIETARY INFORMATION AGREEMENTS. All Key Employees of the Company and of each subsidiary shall have entered into non-competition agreements, and all employees of the Company shall have entered into proprietary information and invention agreements, in each case satisfactory to the Purchaser, copies of which shall have been delivered to the Purchaser.

         5.14 LIFE INSURANCE. The Company shall have delivered to the Purchaser a copy of the life insurance policies on Dr. Richard Kouri in the amount of at least $250,000 and Dr. Gualberto Ruano in the amount of at least $250,000, each such policy naming the Company as the owner and beneficiary thereof, and life insurance assignments, on American Bankers Association Form No. 10, naming the Purchaser as assignee of such insurance.

         5.15 NO ENVIRONMENTAL MATTERS PENDING. The Company shall have delivered to the Purchaser an affidavit in form and substance acceptable to the Purchaser certifying that there are no actions involving the Department of Environmental Protection pending against the Company or against any property owned or occupied by the Company and that the environmental condition of the property upon which the Company conducts its business, and the Company's activities thereon with respect to the storage and handling of hazardous materials is in material compliance with all environmental laws.

         5.16 STATEMENT ON USE OF PROCEEDS. The Company shall have delivered to the Purchaser an in-house monthly budget forecast and use of proceeds statement, in form and substance satisfactory to the Purchaser in its sole discretion, setting forth the Company's intended use of the proceeds of the Loan.

         5.17 PAYMENT OF OBLIGATIONS. The Purchaser shall have received payment of one half of all of the Company's outstanding obligations to pay interest due and owing to the Purchaser as of the date hereof, the other one half of such obligations being included in the Note. The Company shall also have paid to DED all of the Company's outstanding obligations due and owing to DED.

         5.18 OFFICERS' AGREEMENT. The Purchaser shall have received an Officers' Agreement to the effect and substantially in the form of Exhibit G, executed by Dr. Richard Kouri and Mr. Kevin Rakin.

SECTION 6:  CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell the Note to be purchased at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

         6.1 REPRESENTATIONS. The representations made by the Purchaser pursuant to Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

         6.2 LEGAL INVESTMENT. At the time of the Closing, the conditions set forth in Sections 5.5 and 5.6 shall have occurred and the purchase of the Note to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

SECTION 7:  COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees, that so long as the Purchaser owns any Note or 25% of the Conversion Shares:

         7.1 BASIC FINANCIAL INFORMATION. The Company will furnish the following reports to the Purchaser:

                  (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated (and consolidating) balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated (and consolidating) statements of income and source and application of funds of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and performed (without scope limitations imposed by the Company) by independent public accountants of recognized standing selected by the Company and satisfactory to the Purchaser;

                  (b) Beginning with the first fiscal year in which Company's annual revenues exceed five million dollars ($5,000,000) and continuing thereafter, as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated (and consolidating) balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated (and consolidating) statements of income and source and application of funds of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited (without scope limitations imposed by the Company) by independent public accountants of recognized standing selected by the Company and satisfactory to the Purchaser;

                  (c) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated (and consolidating) balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated (and consolidating) statements of income and source and application of funds of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from year-end adjustments or year-end audit adjustments, as the case may be, and setting forth any events which could reasonably be expected to have an adverse effect upon the Company's finances or the results of its operations, all in reasonable detail and certified by the principal financial or accounting officer of the Company;

                  (d) From the date the Company becomes subject to the reporting requirements of the Exchange Act, and in lieu of the financial information required pursuant to

         Sections 7.1(a), (b), and (c) but within the time periods required for the furnishing thereof, copies of its reports filed on Form 10-K, Form 10-Q, Form 8-K, or any successor form or forms;

                  (e) Each set of financial statements delivered to the Purchaser pursuant to Section 7.1 will be accompanied by a certificate of the President or Treasurer of the Company setting forth:

                           (i) Covenant Compliance - any information required in order to establish whether the Company was in compliance with the requirements of this Section 7 during the period covered by the income statement then being furnished; and

                           (ii) Event of Default - that the signer has reviewed the relevant terms of this Agreement and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its subsidiaries, if any, from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a breach or default under this Agreement or any of the other Financing Documents or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

         7.2  ADDITIONAL INFORMATION AND RIGHTS.  The Company will:

                  (a) Permit the Purchaser (or its designated representative) to visit and inspect any of the properties of the Company, including its books of account, and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such party may reasonably request;

                  (b) Deliver to the Purchaser the reports and data described below:

                           (i) As soon as available, information and data on any material adverse changes in or any event or condition which materially adversely affects the business, operations or plans of the Company;

                           (ii) Immediately upon becoming aware of any condition or event which constitutes a breach of this Agreement or any of the other Financing Documents, written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and

                           (iii) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries as the Purchaser may from time to time reasonably request;

                  (c) Hold meetings of its Directors at least quarterly and will not hold any meetings of its Directors on less than ten (10) days' written notice and will permit the Purchaser to send a representative (without voting rights) to each meeting of the Board of Directors of the Company and all committees of such Board, except in emergencies, in which case the Purchaser shall receive notice no less favorable than any other outside director. The Company shall give the Purchaser notice of each such meeting in the form and manner such notice is given to the Company's directors. The Company will not permit its directors or shareholders to conduct any material business by written consent without giving at least ten (10) days' written notice to the Purchaser, which notice shall contain an exact copy of the consent resolution proposed to be adopted.

                  (d) The Company will, at the request of the Purchaser, form an "Advisory Board" on terms satisfactory to the Purchaser (which Advisory Board shall not have the powers of the Company's Board of Directors), and elect and maintain thereon one or more nominees of the Purchaser so long as the Purchaser shall so desire.

         7.3 PROMPT PAYMENT OF TAXES, ETC. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, unless contested by the Company in good faith, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary. In the event any such taxes, assessment and governmental charges or levies are contested in good faith by the Company, the Company shall notify the Purchaser in writing prior to the date on which they are due and payable.

         7.4 MAINTENANCE OF PROPERTIES AND LEASES. The Company will keep its properties in good repair, working order and condition, and from time to time make all needful and proper, or legally required, repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries, if any, will at all times materially comply with each provision of all leases to which any of them is a party or under which any of them occupies, or has possession of, any property .

         7.5 INSURANCE. The Company will keep its assets and those of its subsidiaries which are of an insurable character insured by financially sound and reputable insurers, which are licensed to provide such insurance in the State of Connecticut, against loss or damage by fire, extended coverage and explosion in amounts sufficient to prevent the Company or any subsidiary from becoming a co-insurer and not in any event less than the greater of (a) the outstanding principal amount of the Notes plus any other indebtedness of the Company to the Purchaser and (b) the replacement value of the property insured. The Company will maintain, with financially sound and reputable insurers, which are licensed to provide such insurance in the State of Connecticut, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. All such policies of insurance shall be occurrence policies with "tail coverage" so-called respecting all prior "claims made" policies, all in a form satisfactory to the Purchaser and shall name the Purchaser as an additional insured as its interest may appear. All such policies shall also contain a provision requiring that the insurer give the Purchaser a minimum of thirty (30) days' written notice prior to any change therein or cancellation thereof and a provision that the interest of the Purchaser shall not be impaired or invalidated by any act or neglect of the Company nor by the occupation by the premises on which the property is located for purposes more hazardous than are permitted by the policy. The Company shall give immediate written notice to the Purchaser and to insurers of loss or damage to the property and shall promptly file proof of loss with insurers.

         7.6 KEY PERSON LIFE INSURANCE. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, term life insurance on the lives of Dr. Richard Kouri and Dr. Gualberto Ruano in the amount of $250,000 each until conversion or payment of the Note. All policies of such insurance, whether new, replacement or renewal policies shall be assigned to Purchaser as collateral for the payment of the Note.

         7.7 ACCOUNTS AND RECORDS. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         7.8 COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES. The Company shall duly observe and conform to all requirements of governmental authorities relating to the conduct of its business or to its property or assets. Without limiting the generality of the foregoing, the Company will:

                  (a) Comply with all minimum funding requirements applicable to any pension plans, employee benefit plans or employee contribution plans which are subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Code"), and comply in all other respects with the provisions of ERISA and the provisions of the Code applicable to such plans; and

                  (b) Comply with all applicable laws of the United States and of each applicable jurisdiction relating to equal employment opportunity, any rules, regulations, administrative orders and Executive Orders relating thereto and the applicable terms, relating to equal employment opportunity, of any contract, agreement or grant the Company has with, from or relating (by way of subcontract or otherwise) to any other contract, agreement or grant of, any federal or state governmental unit; and keep all records required to be kept, and file all reports, affirmative action plans and forms required to be filed, pursuant to any such applicable law or the terms of any such government contract.

                  (c) So conduct its business that neither the Company nor any property owned or occupied by the Company is in violation of any Federal or State Environmental Law of any sort or in violation of any Federal or State "OSHA" Law so-called.

         7.9  MAINTENANCE OF CORPORATE EXISTENCE, ETC.  The Company shall:

                  (a) Maintain in full force and effect its corporate existence, rights, government approvals and franchises and all licenses and all Listed Rights and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it; and

                  (b) Not transfer, assign or license any of its Listed Rights or Intellectual Property now owned or hereafter acquired by it without the written consent of the Purchaser, which consent the Purchaser may withhold in its discretion; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld in the event the Company proposes to sublicense the Technology under the license granted to the Company under the Collateral Assignment to a joint venture or strategic partner on a non-exclusive basis, provided: (i) the sublicense, including, but not limited to, any proceeds or payments of royalties thereunder, is subject to the Secured Party's first priority security interest in the Technology, and the sublicensee has acknowledged such first priority security interest in writing, and (ii) there exists no Event of Default nor any event that with the passage of time or the giving of notice or both would ripen into an Event of Default.

         7.10 SALE/PURCHASE OF ASSETS; MERGER. Subject to Section 9 hereof, the Company will not (without the written consent of the Purchaser, which consent the Purchaser may withhold in its discretion):

                  (a) Sell or otherwise dispose of the capital stock in any subsidiary or of all or a substantial part of the Company's assets or business or of all or a substantial part of the assets or business of any subsidiary (whether by sale of assets, exclusive license or otherwise);

                  (b) Purchase or otherwise acquire capital stock in any corporation or equity interest in any other entity or lend more than $1,000 to any person or entity or purchase a substantial part of the operating assets of any person or entity; or

                  (c) Consolidate with or merge into or with any other person or entity or permit any other person or entity to consolidate with or merge into it (except that a 100% Subsidiary may consolidate with or merge into the Company or another 100% Subsidiary) or a controlling interest in the Company or any subsidiary is acquired by one or more parties (through merger, consolidation or otherwise); provided that the foregoing restriction does not apply to the merger of another corporation into the Company, if:

                           (i) The Company is the surviving corporation and more than 50% of the outstanding common stock of the surviving corporation is owned by persons who prior to such merger owned Common Stock of the Company;

                           (ii) After giving effect to the proposed merger or consolidation the surviving corporation will be engaged in substantially the same lines of business; and

                           (iii) Immediately after the consummation of the transaction, and after giving effect thereto, no default under this Agreement or any other Financing Document would exist.

         7.11 AVAILABILITY OF STOCK FOR EXERCISE. The Company will, from time to time, in accordance with the laws of the state of its incorporation, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion in full of the Note (or the unconverted portion thereof).

         7.12  CONFIDENTIALITY AND NON-COMPETITION AGREEMENTS.

                  (a) The Company will require all officers, department heads and those performing similar functions, and all other persons now or hereafter employed by the Company or a subsidiary who may be deemed to be a "Key Employee" to execute a non-competition agreement, and all employees, officers and consultants of the Company to execute a proprietary information and non-disclosure agreement, in favor of the Company and the Purchaser, all in form and substance satisfactory to the Purchaser, in each case as a condition precedent to the employment of such individuals and to induce the Purchaser to enter into this Agreement, and in each case Purchaser shall under the terms thereof have the right to enforce the same if the Company shall fail to do so to the Purchaser's satisfaction.

                  (b) The Company will cause all technological developments, inventions, discoveries or improvements made by employees of the Company and its subsidiaries to be fully documented in engineering notebooks in accordance with the best prevailing industrial professional standards, and where possible and appropriate, cause all employees to file and prosecute United States and foreign patent applications relating to and protecting such developments.

         7.13 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Note for the purposes described in Section 3.22 hereof.

         7.14 TRANSACTIONS WITH AFFILIATES. The Company will not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than would obtain in a comparable arm's-length transaction with a person not an Affiliate.

         7.15 COMPLIANCE BY SUBSIDIARIES. The Company will cause any subsidiary which it may now have and/or which it may organize or acquire in the future to comply fully with all terms and provisions of Section 7 to the same extent as if such subsidiary or subsidiaries were the "Company" herein.

         7.16 MAINTENANCE OF CONNECTICUT PRESENCE. The Company shall not relocate (as that term is defined in Section 32-5a of the Connecticut General Statutes) outside of the State of Connecticut so long as the Purchaser owns any Note. The Company will maintain a "Connecticut Presence" so long as the Purchaser owns any Note. A Connecticut Presence shall mean (a) maintaining the Company's principal place of business (including its executive offices and officers) in the State of Connecticut, (b) basing a majority of its employees and those of its subsidiaries in the State of Connecticut, (c) conducting a majority of its operations and those of its subsidiaries, including manufacturing activities conducted directly or through subcontractors and vendors, in the State of Connecticut, and (d) maintaining the Company's and each subsidiary's principal bank accounts in the State of Connecticut.

         7.17 CONNECTICUT EMPLOYMENT. For so long as the Purchaser owns any Note or 25% of the Conversion Shares:

                  (a) The Company shall create jobs in the State of Connecticut and shall use its best efforts to employ residents of Connecticut in these jobs.

                  (b) The Company shall not relocate (as that term is defined in Section 32-5a of the Connecticut General Statutes) within the State of Connecticut without first obtaining the express written consent of the Purchaser, which consent the Purchaser may withhold in its discretion. If the Company relocates within the State of Connecticut, it will offer employment at its new location to its employees from the original location if such employment is available.

                  (c) The Company shall furnish to the Purchaser copies of the quarterly reports filed by the Company and any of its subsidiaries with the Connecticut Department of Labor and upon request, employment records and such other personnel records to the extent permitted by law as the Purchaser may reasonably request to verify the creation or retention of Connecticut employment.

                  (d) The Company hereby authorizes the Purchaser to examine, and will at any time at the request of the Purchaser provide Purchaser with such additional authorization satisfactory to the Connecticut Department of Labor as may be necessary to enable the Purchaser to examine all records of said Department relating to the Company and/or any of its subsidiaries.

         7.18 EQUAL OPPORTUNITY. The Company agrees and warrants that it is an equal opportunity employer and that it does not discriminate. The Company further agrees and warrants that:

                  (a) The Company will not discriminate or permit discrimination against any employee or applicant for employment because of sex, sexual orientation, race, color, religious creed, age, martial status, mental retardation, physical disability, national origin, or ancestry. Such action shall include, but not be limited to, the following: Employment upgrading, demotion or transfer; recruitment advertising; lay-off or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.

                  (b) The Company agrees to take affirmative action to insure that applicants with job-related qualifications are employed.

                  (c) The Company will, in its solicitation for employees, state that it is an "affirmative action-equal opportunity employer."

                  (d) The Company agrees to provide each labor union or representative of workers with which the Company has a collective bargaining agreement or other contract or understanding and each vendor with which the Company has a contract or understanding, a notice to be provided by the Commission of Human Rights and Opportunities (the "CHRO") and to post copies of the notice in conspicuous places available to employees and applicants for employment.

                  (e) The Company agrees to cooperate with the Purchaser, the State of Connecticut and/or any of its agencies and the CHRO to insure that the purpose of this equal opportunity clause is being carried out.

                  (f) The Company agrees to comply with all relevant regulations and orders issued by the CHRO, to provide the CHRO with such information as it may request, and to permit the CHRO access to pertinent books, records, and accounts concerning the contractor's employment practices and procedures.

                  (g) The Company agrees to comply with all of the requirements set out by Section 4a-60 of the Connecticut General Statutes, as it may be amended.

                  (h) The Company agrees to post a notice of this acceptance of the foregoing equal employment opportunity provisions at its place of business, clearly visible, in such form as is satisfactory to the Purchaser.

         7.19 CERTAIN DISTRIBUTIONS/PAYMENTS. The Company will not and will not permit any Subsidiary (except a 100% Subsidiary) to make any (i) declaration, setting aside or payment of any dividend or other distribution in respect of any of the Company's capital stock, or (ii) direct or indirect redemption, purchase or other acquisition of any of such stock (or any warrant, option or other right with respect to such stock) except in any case stock, warrants, options or other rights owned by the Purchaser, or (iii) any repayment of Company debt held by any Related Party or by any Affiliate or subsidiary debt held by any Related Party or by any Affiliate.

         7.20 EMPLOYEE STOCK PURCHASES. The Company will not issue (which term shall, for the purpose of this Section 7.20, include without limitation the issuance of any shares of, or the grant of any warrants, options or other rights to purchase any shares of, or any commitment to issue) any shares of its capital stock (which term shall, for the purpose of this Section 7.20, include without limitation, securities convertible into capital stock, or rights to acquire capital stock), to employees or officers or directors of the Company or any subsidiary thereof, except the number of shares of Common Stock (as adjusted for stock dividends, stock splits and similar corporate events) issued or reserved for issuance pursuant to any option plan disclosed on the Schedule of Exceptions/Disclosures and then only at prices no less than 50% of the Current Market Value of such stock at the time of the grant of option.

SECTION 8:  EVENTS OF DEFAULT

         8.1 EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Company shall fail to pay any installment of principal or interest on any of the Notes within ten (10) days after the date such payment is due; or

                  (b) Any representation or warranty made by the Company in this Agreement or by the Company or any Related Party or Affiliate in any of the other Financing Documents or by the Company (or by any Related Party or Affiliate) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any of the other Financing Documents, shall prove to have been incorrect when made; or

                  (c) The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, any of the Notes or in any of the other Financing Documents on its part to be performed or observed and any such failure remains unremedied for 15 business days after such failure becomes known to an officer of the Company or to a director of the Company or to a holder of 10% or more of the common stock in the Company; or

                  (d) The Company or any subsidiary shall fail to pay any indebtedness for borrowed money (other than as evidenced by the Notes) owing by the Company or such subsidiary (as the case may be) or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period) whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement or the Notes) evidencing or securing or relating to any indebtedness owing by the Company or any subsidiary, as the case may be, when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period) if the effect of such failure to pay or perform is to accelerate, or to permit the holder or holders of such indebtedness or the trustee or trustees under any such agreement or instrument to accelerate, the maturity of such indebtedness; or

                  (e) The Company or any subsidiary shall be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Chapter 7 or 11 (or any similar provision) of the United States Bankruptcy Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Chapter 7 or 11 (or any similar provision) or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) by the entry of an order for relief in any involuntary case commenced under said Chapter 7 or 11 (or any similar provision);
         (v) by its seeking relief as a debtor under any applicable law, other than said Chapter 7 or 11 (or any similar provision) of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief; (vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of or appointing a receiver or other custodian for all or a substantial part of its property; (vii) by its making an assignment for the benefit of, or entering into a composition with, creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or (viii) by it taking any formal corporate action in furtherance of the foregoing; or

                  (f) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a material portion of the property of the Company or any subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within 60 days after its issue or levy; or

                  (g) Any undischarged final judgment in excess of $10,000 shall be entered against the Company, which judgment is not paid in full within 60 days of its entry; or

                  (h) If any collateral securing any Note or the performance of the other Financing Documents is substantially damaged in any manner and is not covered by insurance on which Purchaser is a loss payee and which is deemed adequate by the Purchaser; or

                  (i) If the United States of America, any state, or any agency or subdivision thereof, imposes a tax, levy, or assessment on or concerning any of the Notes, which the Company cannot lawfully or does not pay when due; or

                  (j) If title to any portion or all of the collateral securing the Notes or the performance of the other Financing Documents becomes vested in other than the Company, or is encumbered by financing without the Purchaser's prior written consent; or

                  (k) If any Related Party or Affiliate shall fail to perform or observe any term, covenant or agreement contained in any of the Financing Documents on the part of such Related Party or Affiliate to be performed and any such failure remains unremedied for 15 business days after such failure becomes known to an officer of the Company or to a director of the Company or to a holder of 10% or more of the common stock in the Company; or

                  (l) If any party to any of the non-competition agreements or any of the proprietary information and non- disclosure agreements referred to above shall fail to perform or observe any term covenant or agreement contained therein and the Company shall fail to commence the enforcement thereof within 15 business days after such failure becomes known to an officer of the Company or to a director of the company or to a holder of 10% or more of the common stock in the Company and thereafter to proceed with such enforcement in a diligent manner;

then, and in any such event, while such event shall be continuing, any holder of any of the Notes then outstanding may, by notice to the Company, declare the entire unpaid principal amount of the Notes and all interest accrued and unpaid thereon to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under subsection 8.1(e) in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes. In the event the Company fails to maintain a Connecticut Presence pursuant to Section 7.16 prior to the date ten (10) years from the date hereof, in addition to the other remedies available to the Purchaser hereunder, at law or in equity, the Purchaser shall be entitled to demand from the Company the entire principal of and interest accrued on such Notes plus an amount calculated to yield a twenty-eight percent (28%) annually compounded rate of return from the Closing Date on the Investment, which amounts shall be immediately due and payable and secured by the Financing Documents.

         8.2 ANNULMENT OF ACCELERATION OF NOTES. If a declaration is made pursuant to Section 8.1 by any holder or holders of the Notes, then and in every such case, the holders of greater than 50% in aggregate principal amount of the Notes then outstanding (exclusive of Notes then directly or indirectly owned by the Company, any of its subsidiaries, any Affiliates and/or any Related Person) may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement or any other Financing Document;

                  (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement and under any Financing Document (except any principal, interest or premium on the Notes which has become due and payable by reason of such declaration) shall have been duly paid; and

                  (c) each and every other default and Event of Default shall have been waived pursuant to the Agreement or any other Financing Document or otherwise made good or cured; and provided further that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

         8.3 NOTICE. If an Event of Default occurs, the Company shall give prompt notice thereof to the holders of all Notes.

         8.4 OTHER REMEDIES. Notwithstanding the provisions of Section 8.1 above, if any Event of Default shall occur, the holder or holders of greater than 50% in principal amount of Notes then outstanding shall be entitled inter alia to request and obtain injunctive relief and such other remedies as may be appropriate to cure any outstanding Event of Default and/or to bar or forestall further Events of Default, all of which remedies shall be cumulative and non-exclusive, and the exercise of any rights, power or remedies shall not preclude the right to exercise any other rights, powers or remedies available at law or in equity.

SECTION 9:  RIGHT TO PUT SHARES

         9.1 RIGHT TO PUT. The Purchaser shall have the right to sell to the Company, and the Company agrees to purchase from the Purchaser, in one or more transactions, the Conversion Shares, for the Put Price on the terms and conditions herein set forth (the "Put").

         9.2 METHOD OF EXERCISE. On the terms and conditions herein set forth, the Purchaser may exercise its rights hereunder to sell all or any part of the Conversion Shares by delivering to the Company a notice of Put (a "Notice of Put") in the form attached hereto as Exhibit H.

         9.3 TIME OF EXERCISE. The rights of the Purchaser to Put any or all of the Conversion Shares shall become exercisable:

                  (a) At any time, and each time, upon the occurrence of, or upon the taking of action by the Board of Directors, stockholders, or officers of the Company to authorize, any of the following events:

                           (i) on or prior to the date ten (10) years from the Closing Date, the Company ceases to maintain a Connecticut Presence; or

                           (ii) prior to the time the Company issues any of its shares of capital stock pursuant to a registration statement declared effective by the Securities and Exchange Commission under the Securities Act, the Company engages in the activity or activities prohibited by the terms of Section 7.10, whether or not consented to by the Purchaser.

                  (b) At any time after seven (7) years from the date hereof.

         9.4 PUT CLOSING. The closing (the "Put Closing") of the purchase and sale of the Conversion Shares pursuant to this Section 9 shall be held on the date (the "Put Date") which is the thirtieth (30th) business day after delivery of the Notice of Put. At the Put Closing, the Purchaser will deliver the Conversion Shares to the Company, and the Company will deliver to the Purchaser the Put Price for the Conversion Shares made the subject of the Notice of Put in cash, certified or bank check, or by wire transfer. If the Purchaser shall have sold less than all of its Conversion Shares, the Company shall deliver to the Purchaser a new certificate (as requested by the Purchaser) evidencing the Conversion Shares of the Purchaser not made the subject of the Notice of Put.

SECTION 10.  RIGHT TO CALL SHARES

         10.1 RIGHT TO CALL. The Company shall have the right to require the Purchaser, and the Purchaser agrees, to sell to the Company all, but not less than all, of the Conversion Shares, for the Call Price on the terms and conditions herein set forth (the "Call").

         10.2 METHOD OF EXERCISE. On the terms and conditions herein set forth, the Company may exercise its rights hereunder to purchase all of the Conversion Shares by delivering to the Holder a notice of Call (a "Notice of Call") in the form attached hereto as Exhibit I.

         10.3 TIME OF EXERCISE. The rights of the Company to Call all of the Conversion Shares shall become exercisable on or after seven (7) years from the date hereof so long as there exists no Event of Default; PROVIDED, HOWEVER, that in no event shall the Company have the right to Call within the six-month period prior to an offering of any of the Company's shares of capital stock pursuant to a registration statement filed under the Securities Act.

         10.4 CALL CLOSING. The closing (the "Call Closing") of the purchase and sale of the Conversion Shares pursuant to this Section 10 shall be held on the date (the "Call Date") which is the thirtieth (30th) business day after delivery of the Notice of Call. At the Call Closing, the Purchaser will deliver the Conversion Shares to the Company, and the Company will deliver to the Purchaser the Call Price for the Conversion Shares made the subject of the Notice of Call in cash, certified or bank check, or by wire transfer.

SECTION 11:  DEFINITIONS

         As used in this Agreement, capitalized terms shall have the respective meanings set forth in this Agreement or set forth below or in the Section of this Agreement referred to below:

         AFFILIATE shall mean a person (other than a subsidiary) (1) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (2) which beneficially owns or holds 5% or more of any class of the voting stock of the Company or (3) 5% or more of the voting stock (or in the case of a person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or one of its subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         AGREEMENT shall mean this Financing Agreement.

         BALANCE SHEET - Section 3.7.

         CHRO - Section 7.18.

         CALL - Section 10.1. The term "Call," when used as a verb, shall also mean the exercise of the Call.

         CALL CLOSING - Section 10.4.

         CALL DATE - Section 10.4.

         CALL PRICE shall mean the greater of (a) the aggregate Current Market Value of the Conversion Shares on the Call Date, and (b) an amount which yields a return of the aggregate amount of the Investment plus an amount calculated to yield a twenty-five (25%) annually compounded rate of return from the Closing Date on the Investment.

         CLOSING(S) - Section 2.1.

         CLOSING DATE(S) - Section 2.1.

         CODE shall mean the Internal Revenue Code of 1986, as amended.

         COMMON STOCK shall mean the common stock of the Company, par value
$.001.

         COMPANY shall mean BIOS Laboratories, Inc., a Delaware corporation.

         CONNECTICUT PRESENCE - Section 7.16.

         CONTRACTS - Section 3.6.

         CONVERSION SHARES - shall mean, at any time, shares of Common Stock
(i) issued and then outstanding upon conversion of the Note, (ii) issuable upon conversion of the Note, and (iii) issued and then outstanding or issuable in respect of the Common Stock referred to in clauses (i) and (ii) of this definition upon any stock split, stock dividend, recapitalization or similar event.

         CURRENT MARKET VALUE - as to a share of Common Stock shall mean on any date:

                  (a) the average of the daily closing prices for the thirty (30) consecutive business days ending no more than fifteen (15) business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period) with the closing price for each day being the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System ("Nasdaq") on such day, or if, on any day in question, the security shall not be quoted on Nasdaq, then such price as shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); or

                  (b) if the Common Stock is not traded in such manner that the quotations referred to in clause (a) above are available for the period required hereunder, the value determined in good faith by the Board of Directors of the Company or, if such determination cannot be made or is reasonably objected to by the Purchaser within twenty (20) days of its notification thereof, by a nationally recognized independent investment banking firm (which has no past or present relationship with the Company or the Purchaser) selected in good faith by the Board of Directors of the Company, or if such selection cannot be made or is reasonably objected to by the Purchaser within twenty
         (20) days of its notification thereof, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in Hartford, Connecticut in accordance with its rules.


         ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         EVENT OF DEFAULT - Section 8.1.

         EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended from time to time.

         FINANCIAL STATEMENTS - Section 3.7.

         FINANCING DOCUMENTS shall mean this Agreement, the Note and all other documents set forth in any of the other schedules and exhibits hereto (other than Exhibits D1 and D2), under which, upon execution thereof, the Company or any Related Party shall have any obligation to the Purchaser, all in the respective forms thereof as executed and as amended from time to time.

         INITIAL ADVANCE - Section 1.2(a).

         INTELLECTUAL PROPERTY - Section 3.16.

         INVESTMENT - shall mean the aggregate amount of the advances made under the Note.

         KEY EMPLOYEES shall mean any employee who makes or has made a material contribution to the Technology owned by the Company and/or to its marketing and/or to its management.

         LISTED RIGHTS - Section 3.16.

         NOTE(S) - Section 1.1.

         NOTICE OF CALL - Section 10.2.

         NOTICE OF PUT - Section 9.2.

         OFFICER'S AGREEMENT - Section 5.18.

         PLAN - Section 3.1.

         PURCHASER shall mean the party listed on Schedule I hereto.

         PUT - Section 9.1. The term "Put," when used as a verb, shall also mean the exercise of the Put.

         PUT CLOSING - Section 9.4.

         PUT DATE - Section 9.4.

         PUT PRICE shall mean:

         (1) with respect to the Purchaser's right to Put under Section 9.3(a)(i), the greater of (a) the aggregate Current Market Value of the Conversion Shares on the Put Date, (b) the aggregate book value of the Conversion Shares and (c) an amount which yields a return of the aggregate amount of the Investment plus an amount calculated to yield a twenty-eight percent (28%) annually compounded rate of return from the Closing Date on the Investment; and

         (2) with respect to the Purchaser's right to Put under Sections 9.3(a)(ii) and 9.3(b), the greater of (a) the aggregate Current Market Value of the Conversion Shares on the Put Date, and (b) an amount which yields a return of the aggregate amount of the Investment plus an amount calculated to yield a twenty five percent (25%) annually compounded rate of return from the Closing Date on the Investment;

         unless, in either case, the Put is exercised for less than all of the Conversion Shares, in which case the Put Price shall be multiplied by a fraction, the numerator of which is the number of Conversion Shares being Put and the denominator of which is the number of Conversion Shares initially issued.


         RELATED PARTY shall mean any officer, director, significant employee or consultant of the Company or any holder of 5% or more of any class of capital stock of the Company or any member of the immediate family of any such officer, director, employee, consultant or shareholder or any entity controlled by any such officer, director, employee, consultant or shareholder or a member of the immediate family of any such officer, director, employee, consultant or shareholder.

         SCHEDULE OF EXCEPTIONS/DISCLOSURE shall mean Schedule II attached hereto.

         SCHEDULE OF PURCHASERS shall mean Schedule I attached hereto.

         SECOND ADVANCE - Section 1.2(b).

         SECURITIES ACT shall mean the Securities Act of 1933, as amended from time to time.

         SECURITY AGREEMENT - Section 5.10.

         TECHNOLOGY - Section 3.16(c).

         100% SUBSIDIARY shall mean an entity all of the capital stock or other ownership interests in which are owned directly or indirectly by the Company.

SECTION 12.  REGISTRATION RIGHTS

         12.1. CERTAIN DEFINITIONS. As used in this Section 12, the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Registrable Securities" shall mean the Conversion Shares less any Conversion Shares theretofore sold to the public or in a private placement.

         The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 12.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Holder and any blue sky fees and expenses excluded from the definition of "Registration Expenses."

         "Holder" shall mean any holder of outstanding Conversion Shares or Registrable Securities which (except for purposes of determining "Holders" under Section 12.7 hereof) have not been sold to the public.

         "Other Shareholders" shall mean holders of securities of the Company who are entitled by contract with the Company or who are permitted by the Company to have securities included in a registration of the Company's securities.

         12.2.    REQUESTED REGISTRATION.

                  (A) REQUEST FOR REGISTRATION. If at any time the Company shall receive from any Holder a written request that the Company effect a registration with respect to all or a part of the Registrable Securities, the Company will:

                           (i)      promptly give written notice of the
proposed registration to all other Holders; and

                           (ii)     as soon as practicable, use its diligent
best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given by such Holder or Holders within thirty (30) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 12.2:

                                    (A)      after the Company has effected
three (3) such registrations pursuant to this Section 12.2(a) and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed, provided, however, that any such registration shall not be counted as a registration for purposes of this clause (A) if the securities of directors, officers or Other Shareholders, if any, included therein comprise greater than fifty percent (50%) of all securities included in such registration;

                                    (B)      prior to the date the Company
issues any of its shares pursuant to a registration statement declared effective by the Commission under the Securities Act; or

                                    (C)      if, in the opinion of counsel
for the Company, which opinion shall be reasonably satisfactory to the Holder, the Holder has the right to sell the Registrable Securities immediately under Rule 144(k) of the Securities Act.

Subject to the foregoing clauses (A), (B) and (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holder.

         The registration statement filed pursuant to the request of the Holder may, subject to the provisions of Section 12.2(b) below, include other securities of the Company which are held by officers or directors of the Company or which are held by parties who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

                  (b) UNDERWRITING. If the Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 12.2 and the Company shall include such information in the written notice referred to in Section 12.2(a)(i) above. The right of any Holder to registration pursuant to this Section 12.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

         If officers or directors of the Company holding other securities of the Company shall request inclusion in any registration pursuant to this
Section 12.2, or if Other Shareholders request such inclusion, the Holder shall, on behalf of all Holders, offer to include the securities of such officers, directors and Other Shareholders in the underwriting and may condition such offer on their acceptance of all applicable provisions of this
Section 12. The Company shall (together with all Holders, officers, directors and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Holder and reasonably acceptable to the Company.

         Notwithstanding any other provision of this Section 12.2, if the representative of the underwriter or underwriters advises the Holder in writing that marketing factors make it advisable to impose a limitation on the number of shares to be underwritten, the securities of the Company (other than Registrable Securities) held by officers or directors of the Company and by Other Shareholders shall be excluded from such registration to the extent so required by such limitation and if a limitation of the number of shares is still required, the Holder shall so advise all Holders of Registrable Securities whose securities would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such persons at the time of filing the registration statement. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

         If any Holder of Registrable Securities, officer, director or Other Shareholder above disapproves of the terms of the underwriting, such party may elect to withdraw therefrom by written notice to the Company, the underwriter and the Holder. The securities so withdrawn shall also be withdrawn from registration.

         If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

         12.3.    COMPANY REGISTRATION.

                  (a) NOTICE OF REGISTRATION. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

                           (i)      promptly give to each Holder written
notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                           (ii)     include in such registration (and any
related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, subject to any limitations on the number of shares as set forth in
Section 12.3(b) below.

                  (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 12.3(a)(i). In such event, the right of any Holder to registration pursuant to Section 12.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, directors and officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

         Notwithstanding any other provision of this Section 12.3, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholders shall be allocated among such Holders, directors and officers and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.

         If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, it, he or she may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         12.4. REGISTRATION RIGHTS. In the event that the Company grants registration rights, including demand registration rights, to any other holder of securities of the Company who owns or acquires, in the aggregate, less than One Million Dollars ($1,000,000) of the Company's securities, the Company will promptly give to the Holder written notice thereof and, if in the opinion of the Holder such registration rights are more favorable than the registration rights provided under this Agreement, the Holder shall so notify the Company within thirty (30) days of receipt of the foregoing notice from the Company, whereupon such registration rights shall automatically be deemed to be incorporated in this Agreement.

         12.5. EXPENSES OF REGISTRATION. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to Section 12.2 hereof. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

         12.6. REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Section 12, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will, at its expense:

                  (a) keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                  (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

                  (c) use its best efforts to register or qualify the Registrable Securities under the securities laws or blue-sky laws of such jurisdictions as any Holder may request; provided, however, that the Company shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

         12.7.    INDEMNIFICATION.

                  (a) The Company, with respect to each registration, qualification and compliance effected pursuant to this Section 12, will indemnify and hold harmless each Holder, each of its officers, directors, partners, and agents, and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners, and agents, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by such Holder or underwriter, as the case may be, and stated to be specifically for use in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance.

                  (b) Each Holder and Other Shareholder will, if Registrable Securities held by it, him or her are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each party who controls the Company or such underwriter, each other such Holder and Other Shareholder and each of their respective officers, directors, partners, and agents, and each party controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, agents, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

                  (c)      Each party entitled to indemnification under this
Section 12.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 12. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall provide such information as may be reasonably requested by an Indemnifying Party in order to enable such Indemnifying Party to defend a claim as to which indemnity is sought.

         12.8. INFORMATION BY HOLDER. Each Holder of Registrable Securities, and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 12.

         12.9. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act at any time after it has become subject to such reporting requirements; and

                  (c) So long as the Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement in connection with an offering of its Securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

SECTION 13:  MISCELLANEOUS

         13.1 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut.

         13.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the Closing and any investigation made by the Purchaser in the manner set forth herein.

         13.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the Company may not assign its rights hereunder.

         13.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of sixty-six and two thirds percent (66 2/3%) or more of the aggregate principal amount of the Notes, but in no event shall this Section 13.4 be amended or the obligation of the Purchaser hereunder increased, except upon the written consent of the Purchaser.

         13.5 NOTICES, ETC.

                  (a) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage prepaid, or delivered either by hand or by messenger, or sent via telex, telecopier, computer mail or other electronic means if confirmed by telephone, addressed (a) if to the Purchaser, as indicated on the Schedule of Purchasers attached hereto, or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Note at such address as such holder shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or
         (c) if to the Company, at 5 Science Park, Suite 360, New Haven, CT

         06511, or at such other address as the Company shall have furnished to the Purchaser and each such other holder in writing.

                  (b) Any notice or other communications so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

         13.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Note or Conversion Shares, upon any breach or default of the Company under this Agreement or any of the other Financing Documents, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or any of the other Financing Documents or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         13.7 SEPARABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         13.8  AGENT'S FEES AND SERVICES.

                  The Company represents and warrants that neither it nor any subsidiary has retained any finder or broker or other person or firm in connection with the transactions contemplated by this Agreement. The Company accepts sole responsibility for and agrees to pay all agent's fees to any broker, finder or other person or firm claiming the right to receive compensation of any sort in connection with the transactions contemplated herein. In addition, the Company hereby agrees to indemnify and to hold the Purchaser harmless of and from any liability for any commission or compensation in the nature of an agent's fee to any broker, finder or other person or firm (and the costs and expenses of defending against such liability or asserted liability) claiming the right to receive compensation of any sort arising from any act by the Company or any of its employees or representatives.

         13.9 LEGAL FEES AND EXPENSES. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, whether or not a closing takes place. On each Closing Date (or if no closing shall take place, within thirty
(30) days of receiving any statement or invoice therefor), the Company will pay the reasonable legal fees and out-of-pocket expenses of the Purchaser and special counsel to the Purchaser with respect to this Agreement and the transactions contemplated hereby. The Company shall also pay the reasonable legal fees and the fees of experts and consultants engaged by the Purchaser incurred with respect to the enforcement of any of the Financing Documents and/or with respect to responding to any request made by the Company for the consent of the Purchasers to any action that the Company wishes to take that is either barred under terms of any Financing Document or requires the consent of the Purchaser therefor.

         13.10 TRIAL BY JURY. THE COMPANY HEREBY WAIVES ITS RIGHT TO CLAIM A TRIAL BY JURY WITH RESPECT TO ANY ACTION BY OR AGAINST PURCHASER ARISING HEREUNDER.

         13.11 WAIVER. THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTES SECTION 52-278a TO 52-278g INCLUSIVE, OR BY ANY OTHER APPLICABLE LAW, STATE OR FEDERAL, HEREBY WAIVES ITS RIGHTS TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH ANY PURCHASER, AND/OR THE SUCCESSORS OR ASSIGNS OF ANY PURCHASER MAY DESIRE TO USE.

         13.12 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement.

         13.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                                          BIOS LABORATORIES, INC.


                                          By:  /s/ Richard Kouri
                                               --------------------------------

                                          Title President
                                                -------------------------------


                                          CONNECTICUT INNOVATIONS,
                                          INCORPORATED

                                          By:  /s/ Victor R. Budnick
                                               --------------------------------
                                          Title Acting Executive Director
                                                -------------------------------

                                   SCHEDULE I

                             SCHEDULE OF PURCHASERS


NAME AND ADDRESS

Connecticut Innovations,
  Incorporated
40 Cold Spring Road
Rocky Hill, CT 06067

Attn:  Executive Director

                                                                       EXHIBIT H

                                  NOTICE OF PUT

1. In accordance with a Financing Agreement (the "Agreement") dated as of _____________, 1994 between the undersigned (the "Holder") and BIOS Laboratories, Inc. (the "Company"), the undersigned hereby exercises its right to sell, and does hereby sell upon receipt of the Put Price, _________________________ (___________) Conversion Shares.

2. Attached hereto is certificate number ____ representing _______ Conversion Shares held by the Holder, which certificate is either duly endorsed in favor of the Company or accompanied by a separate stock power in favor of the Company.

3.       The Put Price is to be paid in the manner set forth in the Agreement.

4. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

5. If this Notice of Put does not relate to all Conversion Shares held by the Holder, the name in which a new certificate is to be issued for the shares of Common Stock not covered hereby is:


6.       Other Instructions:




                                        CONNECTICUT INNOVATIONS,
                                        INCORPORATED


                                        By:
                                           -----------------------------------

                                        Title:
                                              --------------------------------

                                        Dated:
                                              --------------------------------

                                                                       EXHIBIT I


                                 NOTICE OF CALL


1. In accordance with a Financing Agreement (the "Financing Agreement") dated _____________, 1994 between BIOS Laboratories, Inc. (the "Company") and Connecticut Innovations, Incorporated (the "Holder"), the Company hereby exercises its right to purchase, and does hereby purchase upon the Holder's receipt of the Call Price, all of the Conversion Shares held by Holder.

2.       The Call Price is to be paid in the manner set forth in the Agreement.

3. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.


                                          BIOS LABORATORIES, INC.


                                          By:
                                             ---------------------------------

                                          Title:
                                                ------------------------------

                                          Date:
                                               -------------------------------